Exhibit 10.237
PERFORMANCE UNITS GRANT AGREEMENT

THIS PERFORMANCE UNITS GRANT AGREEMENT (this “Agreement”) is made effective as of the ____ day of ___________, 20___ (the “Effective Date”), between Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“Company”) and «Name» (the “Employee”).

RECITALS:

A.  The Company’s Amended and Restated Long-Term Incentive Plan and Director Equity Plan, as amended and restated through and including the date hereof, (the “Plan”), provides for the grant of  Awards to certain eligible employees of the Company or its Subsidiaries and others pursuant to the terms of the Plan and this Agreement.

B.  The Board, pursuant to the Plan, encourages eligible employees to achieve the Management Objectives established by the Human Resources and Compensation Committee of the Board (the “Committee”).

C.  The Committee adopted the Management Objective set forth below for the Performance Period (as defined below) on _______________.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Defined Terms. Defined terms used in this Agreement shall have the same meaning as those terms defined and used in the Plan, unless otherwise indicated in this Agreement.

2.
Grant of Performance Units.  The Company hereby grants _________ performance units (the “Performance Units”) to Employee as of the Effective Date for the one-year performance period from _________________ to _________________ (the “Performance Period”), subject to the restrictions set forth herein.  Each Performance Unit relates to one Common Share of the Company.

3.
Performance-Based Vesting Conditions.  The Committee has determined that the management objective for the Performance Period shall be _________________ (the “____ Management Objective”).  Within seventy-five (75) days following the conclusion of the Performance Period, the Committee shall determine whether the ____ Management Objective has been met or exceeded and shall provide written certification of such determination.  In the event the Committee certifies that the ____ Management Objective has been met or exceeded, all Performance Units shall remain outstanding and subject to the time-based vesting and forfeiture conditions set forth below.  Except as expressly provided below in Section 7, if the Company does not meet or exceed the _____ Management Objective for the Performance Period, all Performance Units granted hereunder shall immediately be cancelled and forfeited, no Common Shares shall be distributed to Employee in respect of such Performance Units and Employee shall have no further rights or entitlements under this Agreement.

4.
Time-Based Vesting Conditions.  Except as otherwise provided herein, if the Company meets or exceeds the _____ Management Objective for the Performance Period, 25% of the Performance Units shall vest on ________________ and the remaining 75% of the Performance Units shall vest on ______________ (each, a “Vesting Date”), in each case subject to Employee’s continued employment with the Company or its Subsidiaries through the applicable Vesting Date.

5.
Distribution.  Except as otherwise provided herein, the Common Shares to be distributed hereunder upon the vesting of any Performance Units, shall be distributed as soon as practicable following the applicable Vesting Date and in no event later than March 15th of the calendar year following the year in which the Vesting Date occurs.  Notwithstanding the foregoing, if Employee is eligible to separate from service for Retirement as of the Effective Date or could become eligible for Retirement after the Effective Date but prior to the last Vesting Date set out above (in each case, a “Retirement Eligible Employee”), the Common Shares to be distributed in respect of a Performance Unit held by such Employee shall be distributed on the earlier of (a) no later than ninety (90) days following the applicable Vesting Date and (b) no later than ninety (90) days following Employee’s separation from service, if and to the extent the corresponding Performance Units are not forfeited on, prior to or in connection with such separation from service.  For purposes of this Agreement, a Retirement Eligible Employee may only separate from service  for “Retirement” at or after the date upon which such Employee has reached the age of sixty-two (62) years or older and has performed at least five (5) or more years of service for the Company or its Subsidiaries.  In no event will Employee have the right to designate the taxable year of any distribution of the Common Shares hereunder.

6.	Separation from Service.

a.
Separation from Service Prior to the Completion of the Performance Period. Except as otherwise provided in Section 7, upon Employee’s separation from service with the Company and its Subsidiaries for any reason prior to the completion of the Performance Period, Employee shall forfeit all Performance Units and no Common Shares will be issued or distributed to Employee hereunder.

b.	Separation from Service Following the Completion of the Performance Period.

i.
Involuntary With Cause. Upon the separation from service of Employee from the employ of the Company and its Subsidiaries by the Company or its Subsidiaries with Cause, Employee shall immediately forfeit all vested and unvested then-outstanding Performance Units and no Common Shares will be distributed to Employee in respect of such Performance Units.  For purposes of this Agreement, “Cause” shall have the same meaning as “Termination for Cause” set forth in Section 2(j)(v) of the Plan.

ii.
Involuntary Without Cause. Upon the separation from service of Employee from the employ of the Company and its Subsidiaries by the Company without Cause following the completion of the Performance Period, (a) Common Shares that relate to Performance Units whose Vesting Date occurred prior to such separation from service but were not previously distributed shall be distributed pursuant to Section 5 of this Agreement, and (b)  a pro-rata portion of all other then-outstanding Performance Units will immediately vest based on the number of days that Employee remained in continuous employ of the Company or any Subsidiary from the first date of the Performance Period through the separation of service and the related Common Shares shall be distributed as soon as practicable following such separation from service and in no event later than March 15th of the calendar year following the year in which the separation from service occurs.  Notwithstanding the foregoing, if Employee is a Retirement Eligible Employee, the Common Shares relating to his or her then-outstanding Performance Units will be distributed at the time specified in Section 5.

iii.
Voluntary.  Upon the voluntary separation from service (except for Retirement, as hereinafter defined) by Employee from the employ of the Company and its Subsidiaries following the completion of the Performance Period, all Common Shares that relate to Performance Units whose Vesting Date occurred prior to such termination but were not distributed prior to such termination shall be distributed as provided in Section 5 and Employee shall immediately forfeit all other then-outstanding Performance Units.

iv.
Retirement. Upon the separation from service of Employee from the employ of the Company and its Subsidiaries due to the Retirement of Employee following the completion of the Performance Period, all then-outstanding Performance Units shall immediately vest in full and the related Common Shares will be distributed in accordance with Section 5.  Once Employee meets the Retirement criteria set forth in Section 5, any separation from service of Employee from the employ of the Company and its Subsidiaries (including due to Employee’s death or Disability) other than a termination by the Company or its Subsidiaries with Cause shall be treated as a Retirement.

v.
Disability or Death.  Upon the separation from service of Employee from the employ of the Company and its Subsidiaries on account of Employee’s Disability or death following the completion of the Performance Period, (except for Retirement), (a) Common Shares that relate to Performance Units whose Vesting Date occurred prior to such separation from service but were not previously distributed shall be distributed pursuant to Section 5 of this Agreement, (b) a prorated portion of all other then-outstanding Performance Units will immediately vest based on the number of days that Employee remained in the continuous employ of the Company or one of its Subsidiaries from the first date of the Performance Period through the separation from service and the related Common Shares shall be distributed as soon as practicable following such separation from service and in no event later than March 15th of the calendar year following the year in which Employee’s separation from service occurs and (c) the remainder of the Performance Units held by Employee will be forfeited and no Common Shares will be distributed in respect of such Performance Units.  Notwithstanding the foregoing, if Employee is a Retirement Eligible Employee who has not yet met the criteria for Retirement at the time of such separation from service due to death or Disability, the Common Shares relating to Employee’s then-outstanding Performance Units that become distributable in accordance with this paragraph will be distributed in accordance with Section 5.

7.
Change in Control.  Notwithstanding anything to the contrary in this Agreement or in Section 13 of the Plan, in the event of a Change in Control of the Company while any Performance Units granted hereunder remain outstanding, the following provisions shall apply:

a.
Change in Control Prior to the Completion of the Performance Period.  In the event of a Change in Control prior to the Completion of the Performance Period, the Performance Period will be deemed to have been completed for all purposes of this Agreement effective as of the Change in Control, the _____ Management Objective shall be deemed to have been met in full effective as of the Change in Control and the Performance Units shall remain outstanding and continue to vest in accordance with the terms of this Agreement.  Distribution of Common Shares, or their equivalent, will be in accordance with Sections 5 and 6, as applicable.¹

__________________________
¹ CEO grant will incorporate accelerated vesting and distribution of the Common Shares on a Change in Control.

b.
Separation from Service without Cause on or following a Change in Control.  Upon the separation from service of Employee from the employ of the Company and its Subsidiaries by the Company without Cause on or following a Change in Control, all then-outstanding Performance Units held by Employee will immediately vest and the related Common Shares will be distributed as set forth in Section 6(b)(ii).

c.
Certain Separations from Service Pursuant to Employee Continuation Plan.  If at the time of the Change in Control Employee is a participant in the Company’s Employee Continuation Plan (the “Continuation Plan”), then if Employee has a separation from service from the employ of the Company and its Subsidiaries pursuant to Section 4(c) or (d) of such Continuation Plan, as applicable, all then-outstanding Performance Units held by Employee will immediately vest and the related Common Shares will be distributed as set forth in Section 6(b)(ii) as though Employee had a separation from service by the Company and its Subsidiaries without Cause.

d.
Separation from Service with Cause Following the Change in Control Date.  Upon the involuntary separation from service of Employee from the employ of the Company and its Subsidiaries by the Company or its Subsidiaries with Cause following a Change in Control, Employee shall immediately forfeit all unvested then-outstanding Performance Units. Common Shares that relate to Performance Units whose Vesting Date occurred prior to such separation from service but were not previously distributed shall be distributed pursuant to Section 5 of this Agreement.  For purposes of this Section 7(d), if Employee is a participant in the Continuation Plan, such Employee will only be deemed to have had a separation from service with Cause if his separation from service would be so treated pursuant to the Continuation Plan.

8.	Assignability. The Performance Shares, including any interest therein, shall not be transferable or assignable, except as permitted in accordance with Section 11 of the Plan.

9.
Securities Laws Requirements.  This grant has not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and no transfer or assignment of this grant may be made in the absence of an effective registration statement under such laws or the availability of an exemption from the registration provisions thereof in respect of such transfer or assignment.

10.
Detrimental Activity.  Notwithstanding anything in this Agreement or the Plan to the contrary, if Employee, either during employment by the Company or a Subsidiary or within six (6) months after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, Employee shall:

a.
return to the Company, in exchange for payment by the Company of any amount actually paid therefore by Employee, all Common Shares that Employee has not disposed of that were issued pursuant to this Agreement within a period of one (1) year prior to the date of the commencement of such Detrimental Activity, and

b.	with respect to any Common Shares so acquired that Employee has disposed of, pay to the Company in cash the difference between:

i.	any amount actually paid therefore by Employee pursuant to this Agreement, and

ii.	the Market Value Per Share of the Common Shares on the date of such acquisition.

c.
To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to Employee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason, except that the Company may not offset any amounts if and to the extent it would cause an Impermissible deferral or acceleration of the time of payment of an amount subject to Section 409A of the Code. The Company shall not enforce remedies upon occurrence of a Detrimental Activity against Employee in excess of or beyond restrictions or limitations under applicable law.

11.
Clawback.  Notwithstanding anything in this Agreement to the contrary, Employee acknowledges that the Company may be entitled or required by law or Company policy to recoup compensation of whatever kind paid by the Company or any of its Subsidiaries at any time to Employee, and Employee agrees to comply with any Company request or demand for recoupment.

12.
Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by Employee or other person under this Agreement, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that Employee or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

13.
No Right to Employment.  The Plan and this Agreement will not confer upon Employee any right with respect to the continuance of employment or other service with the Company or any Subsidiary and will not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any employment or other service of Employee at any time. For purposes of this Agreement, the continuous employ of Employee with the Company or a Subsidiary shall not be deemed interrupted, and Employee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary and to have had a separation from service by reason of (a) the transfer of his or her employment among the Company and its Subsidiaries or (b) an approved leave of absence, except as may otherwise be required by Section 409A of the Code.

14.
Relation to Other Benefits.  Any economic or other benefit to Employee under this Agreement or the Plan will not be taken into account in determining any benefits to which Employee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

15.	Integrated Agreement. This Agreement shall consist of its terms and those terms of the Plan which are relevant to this Agreement and both shall be read together.

16.
Weekends, Holidays.  If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Sunday, or a Saturday or shall be a legal holiday or a day on which banking institutions in Tulsa, Oklahoma, are authorized or required by law to remain closed, then such action may be taken or right may be exercised on the next succeeding day which is not a Sunday, a Saturday or a legal holiday and not a day on which banking institutions in Tulsa, Oklahoma, are authorized or required by law to remain closed.

17.
Amendments.  Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of Employee under this Agreement without Employee’s consent.

18.
Severability.  In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

19.
Compliance with Section 409A of the Code.  This Agreement is intended to comply with Section 409A of the Code and the grant hereunder and the terms of this Agreement shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that the grant is subject to Section 409A of the Code, it shall be granted and issued in a manner that will comply with Section 409A of the Code, including any Guidance.  Notwithstanding anything herein or in to the contrary, to the extent that any award subject to Section 409A is payable in connection with Employee’s separation from service and at the time of the separation from service the Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) then such payment shall be made on the first business day of the first calendar month that begins after the six-month anniversary of the separation from service or, if earlier, on the date of Employee’s death. Any provision of this Agreement that would cause the grant or issuance to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance).

20.
Compliance with Law.  Notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any Common Shares in payment of any vested Performance Shares pursuant to this Agreement if the issuance thereof would result in a violation of any laws. The Company will make reasonable efforts to comply with all applicable federal and state securities laws.

21.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
Attest:
By: _________________________________
______________________________

_________________________________ «Name», Employee